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                                                                    EXHIBIT 12.1

                          FOX FAMILY WORLDWIDE, INC.
                      RATIO OF EARNINGS TO FIXED CHARGES


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
                                                                                  YEAR ENDED           YEAR ENDED
                                                           EIGHT MONTHS         JUNE 30, 1997        JUNE 30, 1998
                                                              ENDED             -------------        -------------
                                                           JUNE 30, 1996            ACTUAL              ACTUAL
                                                           -------------        -------------        -------------
FIXED CHARGES
  INTEREST EXPENSE, NET OF CAPITALIZED INTEREST                624,000            1,938,000           131,552,000
  INTEREST CAPITALIZED DURING THE PERIOD                       471,000            1,923,000             4,328,000
  AMORTIZATION OF DEBT ISSUE COSTS                             261,000              288,000             2,450,000
  PORTION OF RENT EXPENSE CONSIDERED INTEREST                  994,000            1,411,000             3,308,000
                                                           -------------        -------------        ------------
                                                             2,350,000            5,560,000           141,638,000

EARNINGS
  INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES     49,874,000           55,007,000           (21,327,000)
  FIXED CHARGES, LESS CAPITALIZED INTEREST                   1,879,000            3,637,000           137,309,000
                                                          ------------          -------------        ------------
                                                            51,753,000           58,644,000           115,982,000

RATIO OF EARNINGS TO FIXED CHARGES                               22.02                10.55                   --

DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES              0                    0           (25,656,000)
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